                                                                    JANUARY 2001

                        ALLIANCE CAPITAL MANAGEMENT L.P.

         CODE OF ETHICS AND STATEMENT OF POLICY AND PROCEDURES REGARDING
                        PERSONAL SECURITIES TRANSACTIONS

1.  PURPOSES

    (a)  Alliance  Capital  Management  L.P.  ("Alliance",  "we" or  "us")  is a
         registered investment adviser and acts as investment manager or adviser to investment  companies and other Clients. In this capacity,  we serve as  fiduciaries  and owe our Clients an undivided  duty of loyalty.  We must avoid even the  appearance of a conflict that may  compromise  the trust Clients have placed in us and must insist on strict  adherence to fiduciary  standards and  compliance  with all  applicable  federal and state securities  laws.  Adherence to this Code of Ethics and Statement of Policy and Procedures  Regarding  Personal  Securities  Transactions
         (the "Code and  Statement") is a fundamental  condition of service with us, any of our  subsidiaries  or our  general  partner  (the  "Alliance
         Group").

    (b)  The Code and  Statement is intended to comply with Rule 17j-1 under the
         Investment  Company  Act which  applies  to us  because  we serve as an investment  adviser  to  registered  investment  companies.  Rule 17j-1 specifically  requires  us to  adopt a code  of  ethics  that  contains
         provisions   reasonably  necessary  to  prevent  our  "access  persons"
         (defined in Rule 17j-1 to cover  persons such as  officers,  directors,
         portfolio  managers,   traders,  research  analysts  and  others)  from
         engaging  in  fraudulent  conduct,   including  insider  trading.  Each
         investment  company  we advise has also  adopted a code of ethics  with respect to its  access  persons.  As set forth in Section 3 below,  our
         Code and Statement  applies to all Employees and all other  individuals who are Access  Persons.  The Code and  Statement  is also  intended to comply with the provisions of Rule 204-2 under the Investment  Advisers
         Act of 1940 (the "Advisers Act") which requires us to maintain  records of securities  transactions  in which certain of our personnel have any
         Beneficial Ownership.

    (c)  All  Employees  and  all  other  individuals  who  are  Access  Persons
         (collectively,  "you") also serve as  fiduciaries  with  respect to our
         Clients and in this  capacity you owe an  undivided  duty of loyalty to our Clients. As part of this duty and as expressed  throughout the Code and Statement, you must at all times:

         (i)     Place the interests of our Clients first;

         (ii)    Conduct all personal  securities  transactions  consistent with this Code and  Statement  and in such a manner  that avoids any actual or  potential  conflict of interest or any abuse of your responsibility and position of trust; and

         (iii)   Abide   by  the   fundamental   standard   that  you  not  take
                 inappropriate advantage of your position.

    (d)  This Code and  Statement  does not  attempt to  identify  all  possible conflicts of interests and literal compliance with each of the specific procedures  will not shield you from liability for personal  trading or other conduct which violates your fiduciary  duties to our Clients.  In addition  to the  specific  prohibitions  contained  in this  Code  and
         Statement,  you are also subject to a general requirement not to engage in any act or practice  that would  defraud our  Clients.  This general prohibition  includes,  in  connection  with the  purchase or sale of a
         Security  held or to be  acquired  or sold (as this  phrase is  defined below in Section 2(k)) by a Client:

         (i)     Making any untrue statement of a material fact;

         (ii)    Creating materially misleading impressions by omitting to state or failing to provide  any  information  necessary  to make any statements  made, in light of the  circumstances  in which they are made, not misleading;

         (iii)   Making  investment  decisions,  changes in research ratings and trading decisions other than exclusively for the benefit of and in the best interest of our Clients;

         (iv)    Using  information  about  investment  or trading  decisions or changes in research  ratings (whether  considered,  proposed or made) to  benefit  or avoid  economic  injury  to you or anyone other than our Clients;

         (v)     Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or  trading  decision  for a Client in order to avoid  economic injury to you or anyone other than our Clients;

         (vi)    Purchasing or selling a Security on the basis of knowledge of a possible trade by or for a Client;

         (vii)   Revealing to any other person  (except in the normal  course of your  duties on behalf of a Client) any  information  regarding
                 Securities  transactions by any Client or the  consideration by any Client of Alliance of any such Securities transactions; or

         (viii)  Engaging  in any  manipulative  practice  with  respect  to any
                 Client.

    (e)  The  provisions  contained in this Code and Statement  must be followed when  making a personal  securities  transaction.  These  policies  and procedures,  which must be followed,  are considerably more restrictive and  time-consuming  than those  applying to  investments in the mutual funds and other  Clients we advise.  If you are not  prepared to comply with these policies and procedures, you must forego personal trading.

2.  DEFINITIONS

    The  following  definitions  apply for purposes of the Code and Statement in addition to the definitions contained in the text itself.

    (a)  "ACCESS PERSON" means any director or officer of the general partner of
         Alliance, as well as any of the following persons:

         (i)     any  Employee  who,  in  connection  with  his or  her  regular functions or duties --

                 (A)  makes,  participates in, or obtains information  regarding the  purchase or sale of a Security by a Client,  or whose functions relate to the making of any recommendations with respect to such purchases or sales;

                 (B)  obtains  information from any source regarding any change, or  consideration  of any  change in  Alliance's  internal research  coverage,  a  research  rating or an  internally published view on a Security or issuer; or

                 (C)  obtains  information from any source regarding the placing or execution of an order for a Client account; and

         (ii)    any natural  person  having the power to exercise a controlling influence over the  management or policies of Alliance  (unless that  power is solely the  result of his or her  position  with
                 Alliance) who:

                 (A)  obtains information  concerning  recommendations made to a
                      Client with regard to the purchase or sale of a Security;

                 (B)  obtains  information from any source regarding any change, or  consideration  of any  change  in  research  coverage, research  rating  or a  published  view on a  Security  or issuer; and

                 (C)  obtains  information from any source regarding the placing or execution of an order for a Client account.

    (b)  A SECURITY IS "BEING CONSIDERED FOR PURCHASE OR SALE" WHEN:

         (i)     an  Alliance  research  analyst  issues  research   information
                 (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security;

         (ii)    a portfolio  manager has  indicated  (during the daily  morning call or  otherwise)  his or her intention to purchase or sell a
                 Security;

         (iii)   a portfolio manager places an order for a Client; or

         (iv)    a portfolio  manager  gives a trader  discretion  to execute an order for a Client over a specified period of time.

    (c)  "BENEFICIAL  OWNERSHIP"  is  interpreted  in  the  same  manner  as  in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), Rule 16a-1 and
         the other rules and  regulations  thereunder and includes  ownership by
         any  person  who,   directly  or  indirectly,   through  any  contract,
         arrangement, understanding,  relationship or otherwise, has or shares a direct or indirect  pecuniary interest in a Security.  For example,  an individual has an indirect  pecuniary interest in any Security owned by the individual's spouse.  Beneficial Ownership also includes,  directly
         or  indirectly,  through  any  contract,  arrangement,   understanding,
         relationship,  or  otherwise,  having  or  sharing  "voting  power"  or
         "investment  power," as those  terms are used in  Section  13(d) of the
         Exchange Act and Rule 13d-3 thereunder.

    (d)  "CLIENT" means any person or entity,  including an investment  company, for which Alliance serves as investment manager or adviser.

    (e)  "COMPLIANCE OFFICER" refers to Alliance's Compliance Officer.

    (f)  "CONTROL"  has the same  meaning  set forth in  Section  2(a)(9) of the
         Investment Company Act.

    (g)  "EMPLOYEE" refers to any person who is an employee of any member of the
         Alliance  Group,  including  both  part-time  employees,   as  well  as
         consultants  (acting in the capacity of a portfolio manager,  trader or research  analyst)  under the  control of Alliance  who,  but for their status as  consultants,  would  otherwise come within the definition of
         Access Person.

    (h)  "INITIAL PUBLIC  OFFERING"  means an offering of securities  registered under the  Securities  Act of 1933,  the  issuer of which,  immediately before the registration,  was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

    (i)  "INVESTMENT PERSONNEL" refers to:

         (i)     any Employee  who acts in the capacity of a portfolio  manager, research analyst or trader;

         (ii)    any  Employee who assists  someone  acting in the capacity of a portfolio  manager,  research  analyst  or  trader  and  as  an assistant  has  access  to  information  generated  or  used by portfolio  managers,  research analysts and traders (including, for example,  assistants who have access to the Alliance Global
                 Equity Review or the Alliance Fixed Income Review);

         (iii)   any Employee who receives the Alliance  Global Equity Review or the Alliance Fixed Income Review; or

         (iv)    any  natural  person  who  Controls  Alliance  and who  obtains
                 information   concerning   recommendations  made  to  a  Client
                 regarding the purchase or sale of securities by the Client.

    (j)  "LIMITED  OFFERING" means an offering that is exempt from  registration under the  Securities  Act of 1933  pursuant to  Sections  4(2) or 4(6)
         thereof or pursuant to Rules 504, 505 or 506 under the  Securities  Act of 1933.

    (k)  "PERSONAL   ACCOUNT"   refers  to  any  account   (including,   without
         limitation,  a custody  account,  safekeeping  account  and an  account maintained  by an entity  that may act in a  brokerage  or a  principal capacity)  in which an Access  Person or  Employee  has any  Beneficial
         Ownership  and  any  such  account  maintained  by or  for a  financial dependent. For example, this definition includes Personal Accounts of:

         (i)     an Access  Person's or Employee's  spouse,  including a legally separated or divorced spouse who is a financial dependent,

         (ii)    financial   dependents  residing  with  the  Access  Person  or
                 Employee, and

         (iii)   any  person  financially  dependent  on  an  Access  Person  or
                 Employee  who does  not  reside  with  that  person,  including financially dependent children away at college.

    (l)  "PURCHASE OR SALE OF A SECURITY"  includes,  among other  transactions, the writing or  purchase of an option to sell a Security  and any short sale of a Security.

    (m)  "SECURITY"  has the  meaning  set  forth  in  Section  2(a)(36)  of the
         Investment Company Act and any derivative thereof, commodities, options or  forward  contracts,  except  that it shall  not  include  shares of open-end investment  companies  registered under the Investment Company
         Act,  securities  issued  by  the  Government  of  the  United  States, short-term debt securities  that are government  securities  within the meaning of Section  2(a)(16) of the  Investment  Company Act,  bankers'
         acceptances,  bank certificates of deposit,  commercial paper, and such other money market  instruments  as are  designated  by the  Compliance
         Officer.

    (n)  "SECURITY HELD OR TO BE ACQUIRED OR SOLD" means:

         (i)     any  Security  which,  within the most recent 15 days (1) is or has  been  held  by a  Client  or (2)  is  being  or  has  been considered  by a Client (to the extent  known by  Alliance)  or
                 Alliance for purchase by the Client; and

         (ii)    any option to purchase or sell,  and any  Security  convertible into or exchangeable for, a Security.

    (o)  "SUBSIDIARY"  refers to either of the following  types of entities with
         respect  to  which  Alliance,  directly  or  indirectly,   through  the
         ownership of voting securities,  by contract or otherwise has the power to direct or cause the  direction  of  management  or  policies of such entity:

         (i)     any U.S. entity engaged in money management; and

         (ii)    any  non-U.S.  entity  engaged  in  money  management  for U.S.
                 accounts.

3.  APPLICATION

    (a)  This  Code and  Statement  applies  to all  Employees  and to all other individuals who are Access Persons. Please note that certain provisions apply to all  Employees  while  other  provisions  apply only to Access
         Persons and others apply only to certain  categories of Access  Persons who  are  also  Investment  Personnel  (e.g.,  portfolio  managers  and research analysts).

    (b)  Alliance  will  provide  a copy  of  this  Code  and  Statement  to all
         Employees and all individuals who are Access Persons. In addition,  the
         Compliance Officer will maintain lists of Access Persons and Investment
         Personnel, including a separate list of portfolio managers and research analysts.

4.  LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

    (a)  ALL EMPLOYEES

         It is the  responsibility  of each employee to ensure that all personal
         securities   transactions  are  made  in  strict  compliance  with  the restrictions  and  procedures  in the Code and  Statement and otherwise comply with all applicable legal and regulatory requirements.

         EMPLOYEES  MUST  HOLD  ALL  SECURITIES  IN  A  PERSONAL  ACCOUNT.  This
         requirement  applies to all types of personal  securities  transactions including,  for  example,  the  purchase  of  Securities  in a  private placement or other direct  investment.  In addition,  employees may not take physical  possession of  certificates  or other formal evidence of ownership.

         Personal securities  transactions for employees may be effected only in a Personal Account and in accordance with the following provisions:

         (i)     DESIGNATED BROKERAGE ACCOUNTS

                 Personal  Accounts  of  an  employee  that  are  maintained  as brokerage  accounts  must be held at the  following  designated
                 broker-dealers:   Donaldson,   Lufkin  &  Jenrette   Securities
                 Corporation, DLJ Direct, Merrill Lynch & Co. or Charles Schwab.
                 In  addition,  employees  who  currently  maintain  a  Personal
                 Account at Sanford C.  Bernstein & Co., LLC should  continue to use this account for all personal securities transactions.

         (ii)    SECURITIES BEING CONSIDERED FOR CLIENT PURCHASE OR SALE

                 An employee may not  purchase or sell a Security,  or engage in any short sale of a Security,  in a Personal Account if, at the time of the  transaction,  the Security is being considered for purchase or sale for a Client or is being purchased or sold for
                 a  Client.  The  following   non-exhaustive  list  of  examples
                 illustrates this restriction:

                 o  An Alliance  research  analyst issues  research  information
                    (including  as part of the  daily  morning  call)  regarding initial coverage of, or changing a rating with respect to, a
                    Security.

                 o  A portfolio  manager  has,  during the daily  morning  call, indicated  his  or  her  intention  to  purchase  or  sell a
                    Security.

                 o  A  portfolio  manager  places  an order in the  Security  to purchase or sell the Security for a Client.

                 o  An open order in the Security exists on the trading desk.

                 o  An open limit order  exists on the trading  desk,  and it is reasonably  likely that the  Security  will reach that limit price in the near future.

         (iii)   RESTRICTED LIST

                 A Security may not be  purchased or sold in a Personal  Account if, at the time of the transaction, the Security appears on the
                 Alliance Daily  Restricted  List and is restricted for Employee transactions.  The Daily Restricted List is made available each business day to all  Employees via Lotus Notes and the Alliance
                 Alert.

         (iv)    PRECLEARANCE REQUIREMENT

                 An Employee may not purchase or sell,  directly or  indirectly,
                 any   Security  in  which  the  Employee  has  (or  after  such
                 transaction  would have) any  Beneficial  Ownership  unless the
                 Employee  obtains the prior written approval to the transaction from the Compliance  Department  and, in the case of Investment
                 Personnel,  the head of the business unit in which the Employee works.  A request for  preclearance  must be made in writing in advance of the contemplated transaction and must state:

                 a.   the name of the Security involved,

                 b.   the number of shares or  principal  amount to be purchased or sold, and

                 c.   a response to all questions  contained in the  appropriate pre-clearance form.

                 Preclearance  requests  will be acted on only between the hours of 10:00  a.m.  and 3:30 p.m.  Any  approval  given  under this paragraph  will  remain  in  effect  only  until the end of the trading day on which the approval was granted.

                 When a Security is being  considered for purchase or sale for a
                 Client or is being purchased or sold for a Client following the approval  on the same day of a personal  trading  request  form with respect to the same security, the Compliance Department is authorized to cancel the personal  order if (x) it has not been executed and the order exceeds a market value of $50,000 or (y)
                 the Compliance Department determines, after consulting with the trading  desk  and  the  appropriate  business  unit  head  (if
                 available),   that  the  order,  based  on  market  conditions,
                 liquidity  and other  relevant  factors,  could have an adverse impact on a Client or on a Client's ability to purchase or sell the Security or other Securities of the issuer involved.

         (v)     AMOUNT OF TRADING

                 No more than an aggregate  of 20  securities  transactions  may occur in an  Employee's  Personal  Accounts in any  consecutive thirty-day period.

         (vi)    DISSEMINATION OF RESEARCH INFORMATION

                 An  Employee  may  not  buy or sell  any  Security  that is the subject  of  "significantly  new"  or  "significantly  changed"
                 research during a forty-eight  hour period  commencing with the first  publication  or  release  of  the  research.  The  terms
                 "significantly new" and "significantly changed" include:

                 a.   the  initiation  of  coverage  by  an  Alliance   research
                      analysts;

                 b.   any change in a research rating or position by an Alliance research  analyst  (unless the research  analyst who makes the change  advises the  Compliance  Department in writing that the change is the result of an  unanticipated  widely disseminated  announcement  or  market  event,  e.g.,  the announcement of a major earnings warning as opposed to the research  analysts  independently  rethinking  his  or her subjective assessment of the security); and

                 c.   any  other  rating,  view,  opinion,  or  advice  from  an
                      Alliance research analyst, the issuance (or reissuance) of which in the opinion of such  research  analyst or head of research  would be  reasonably  likely to have a  material effect on the price of the security.

         (vii)   INITIAL PUBLIC OFFERINGS

                 No Employee  shall  acquire  any direct or indirect  Beneficial
                 Ownership in any Securities in any Initial Public Offering.

         (viii)  LIMITED OFFERINGS

                 No Employee  shall  acquire  any  Beneficial  Ownership  in any
                 Securities  in any Limited  Offering of  Securities  unless the
                 Compliance  Officer  and the  business  unit head give  express prior  written  approval and document the basis for granting or denying approval after due inquiry.  The Compliance Officer, in determining  whether  approval should be given,  will take into
                 account,   among  other   factors,   whether   the   investment
                 opportunity  should be  reserved  for a Client and  whether the opportunity is being offered to the individual by virtue of his or her position with the Alliance Group.  Employees  authorized to acquire  Securities in a Limited Offering must disclose that investment  when  they play a part in any  Client's  subsequent consideration  of an  investment  in the issuer,  and in such a case,  the decision of Alliance to purchase  Securities of that issuer for a Client will be subject to an independent review by
                 Investment Personnel with no personal interest in such issuer.

    (b)  ACCESS PERSONS

         In  addition to the  requirements  set forth in  paragraph  (a) of this
         Section 4, the following restrictions apply to all Access Persons:

         (i)     SHORT SALES

                 No Access  Person  shall engage in any short sale of a Security if,  at the  time of the  transaction,  any  Client  has a long position in such  Security  (except  that an Access  Person may engage in short sales  against the box and covered call writing provided that these  personal  securities  transactions  do not violate the prohibition against short-term trading).

         (ii)    SHORT-TERM TRADING

                 All Access  Persons are subject to a mandatory  buy and hold of all  Securities  for 60 calendar  days.  An Access  Person may, however,  after 30 calendar  days,  sell a Security if the sale price is lower than the original  purchase  price  (i.e.,  at a loss on the original  investment).  Any trade made in violation of  this  paragraph  shall  be  unwound,  or,  if  that  is not practicable,  all profits from the  short-term  trading must be disgorged as directed by the Compliance Officer.

         (iii)   NON-EMPLOYEE ACCESS PERSONS

                 Any  non-Employee  Access Person with actual  knowledge  that a
                 Security is being  considered for purchase or sale for a Client may not purchase or sell such Security.

    (c)  INVESTMENT PERSONNEL

         In addition to the  requirements set forth in paragraphs (a) and (b) of this  Section 4, the  following  restrictions  apply to all  Investment
         Personnel:

         (i)     BOARD MEMBER OR TRUSTEE

                 No Investment  Personnel  shall serve on any board of directors or trustees or in any other management  capacity of any private or public company without prior written  authorization from the
                 Compliance Officer based upon a determination that such service would not be  inconsistent  with the  interests  of any Client.
                 This  prohibition  does not  include  non-profit  corporations, charities or foundations; however, approval from the Investment
                 Personnel's supervisor is necessary.

         (ii)    RECEIPT OF GIFTS

                 No Investment  Personnel  shall receive any gift or other thing of more than DE MINIMIS value from any person or entity,  other than a member of the Alliance  Group,  that does  business with
                 Alliance on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

                 a.   an occasional  breakfast,  luncheon,  dinner or reception, ticket to a sporting  event or the theater,  or comparable entertainment,  that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                 b.   a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                 c.   a gift approved in writing by the Compliance Officer.

    (d)  PORTFOLIO MANAGERS

         In addition to the  requirements  set forth in paragraphs  (a), (b) and
         (c) of this Section 4, the following  restrictions apply to all persons acting in the capacity of a portfolio manager of a Client account:

         (i)     BLACKOUT PERIODS

                 No person  acting in the capacity of a portfolio  manager shall buy or sell a Security  for a  Personal  Account  within  seven calendar  days  before  and  after  a  Client  trades  in  that
                 Security.  In the case of Client accounts  managed by more than one  portfolio  manager,  this  restriction  will  apply to the portfolio  manager  who makes the  decision to purchase or sell the relevant Security. If a portfolio manager engages in such a personal  securities  transaction during a blackout period, the
                 Compliance Officer will break the trade or, if the trade cannot be broken,  the Compliance  Officer will direct that any profit realized on the trade be disgorged.

         (ii)    ACTIONS DURING BLACKOUT PERIODS

                 No person  acting in the capacity of a portfolio  manager shall delay or  accelerate a Client trade due to a previous  purchase or sale of a Security for a Personal Account. In the event that a portfolio manager  determines that it is in the best interest of a Client to buy or sell a  Security  for the  account of the
                 Client  within  seven days of the  purchase or sale of the same
                 Security in a Personal  Account,  the portfolio  manager should contact the Compliance Officer  immediately who may direct that the trade in the  Personal  Account be  canceled  or take other appropriate relief.

         (iii)   TRANSACTIONS CONTRARY TO CLIENT POSITIONS

                 No person  acting in the capacity of a portfolio  manager shall purchase or sell a Security in a Personal  Account  contrary to investment  decisions  made on behalf of a Client,  unless  the portfolio  manager  represents  and  warrants  in the  personal trading  request form that (x) it is appropriate for the Client account to buy,  sell or continue to hold that Security and (y)
                 the  decision to purchase or sell the Security for the Personal
                 Account  arises  from the need to raise or invest  cash or some other  valid  reason  specified  by the  portfolio  manager and approved by the Compliance  Officer and is not otherwise  based on the portfolio  manager's  view of how the Security is likely to perform.

    (e)  RESEARCH ANALYSTS

         In addition to the  requirements  set forth in paragraphs (a), (b), (c)
         of this  Section 4, the  following  restrictions  apply to all  persons acting in the capacity of a research analyst:

         (i)     BLACKOUT PERIODS

                 No person  acting  as a  research  analyst  shall buy or sell a
                 Security  within seven  calendar days before and after making a change in a rating or other published view with respect to that
                 Security.  If a  research  analyst  engages  in such a personal securities transaction during a blackout period, the Compliance
                 Officer will break the trade or, if the trade cannot be broken, the Compliance  Officer will direct that any profit realized on the trade be disgorged.

         (ii)    ACTIONS DURING BLACKOUT PERIODS

                 No  person  acting  as  a  research   analyst  shall  delay  or
                 accelerate a rating or other published view with respect to any
                 Security  because of a previous  purchase or sale of a Security in such person's Personal Account. In the event that a research analyst determines that it is appropriate to make a change in a rating  or  other  published  view  within  seven  days  of the purchase or sale of the same  Security  in a Personal  Account, the research  analyst  should  contact the  Compliance  Officer immediately  who may  direct  that the  trade  in the  Personal
                 Account be canceled or take other appropriate relief.

         (iii)   ACTIONS CONTRARY TO RATINGS

                 No person acting as a research analyst shall purchase or sell a
                 Security  (to the  extent  such  Security  is  included  in the
                 research   analyst's   research   universe)   contrary   to  an
                 outstanding rating or a pending ratings change,  unless (x) the research  analyst  represents  and  warrants  in  the  personal trading request form that (as applicable) there is no reason to change the  outstanding  rating and (y) the research  analyst's personal  trade arises from the need to raise or invest cash or some other valid reason  specified by the research  analyst and approved by the Compliance  Officer and is not otherwise  based on the research analyst's view of how the security is likely to perform.

5.  EXEMPTED TRANSACTIONS

    (a)  The  pre-clearance  requirements,  as described in Section  4(a)(iv) of this Code and Statement, do not apply to:

         (i)     NON-VOLITIONAL TRANSACTIONS

                 Purchases  or sales  that are  non-volitional  (including,  for example,  any  Security  received  as part  of an  individual's compensation) on the part of an Employee (and any Access Person who  is  not  an  Employee)  or  are  pursuant  to  a  dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

         (ii)    EXERCISE OF PRO RATA ISSUED RIGHTS

                 Purchases  effected  upon the  exercise of rights  issued by an issuer  PRO  RATA to all  holders  of a class  of the  issuer's
                 Securities,  to the extent such rights were  acquired from such issuer,  and sales of such rights so acquired.  This  exemption applies  only to the exercise or sale of rights that are issued in connection  with a specific  upcoming  public  offering on a specified  date, as opposed to rights  acquired from the issuer
                 (such as  warrants or  options),  which may be  exercised  from time-to-time  up until an expiration  date. This exemption does not  apply  to the  sale  of  stock  acquired  pursuant  to the exercise of rights.

    (b)  The  restrictions  on effecting  transactions  in a (1) Security  being considered for purchase or sale, as described in Sections  4(a)(ii) and
         4(b)(iii)  or (2)  that  is  the  subject  of  "significantly  new"  or
         "significantly  changed" research,  as described in Section 4(a)(vi) of this Code and Statement, do not apply to:

         (i)     NON-VOLITIONAL TRANSACTIONS

                 Purchases  or sales  that are  non-volitional  (including,  for example,  any  Security  received  as part  of an  individual's compensation)  on the part of an Access  Person or are pursuant to a dividend  reinvestment  plan (up to an amount equal to the cash value of a regularly declared dividend,  but not in excess of this amount).

         (ii)    EXERCISE OF PRO RATA ISSUED RIGHTS

                 Purchases  effected  upon the  exercise of rights  issued by an issuer  PRO  RATA to all  holders  of a class  of the  issuer's
                 Securities,  to the extent such rights were  acquired from such issuer,  and sales of such rights so acquired.  This  exemption applies  only to the exercise or sale of rights that are issued in connection  with a specific  upcoming  public  offering on a specified  date, as opposed to rights  acquired from the issuer
                 (such as  warrants or  options),  which may be  exercised  from time-to-time  up until an expiration  date. This exemption does not  apply  to the  sale  of  stock  acquired  pursuant  to the exercise of rights.

         (iii)   DE MINIMIS TRANSACTIONS -- FIXED INCOME SECURITIES

                 Any  of  the  following  Securities,  if at  the  time  of  the transaction, the Access Person has no actual knowledge that the
                 Security is being  considered for purchase or sale by a Client, that the  Security is being  purchased or sold by the Client or that  the  Security  is the  subject  of  significantly  new or significantly changed research:

                 a.   Fixed income securities transaction involving no more than
                      100  units or  having a  principal  amount  not  exceeding
                      $25,000; or

                 b.   Non-convertible   debt   securities  and   non-convertible
                      preferred   stocks   which  are  rated  by  at  least  one
                      nationally  recognized   statistical  rating  organization
                      ("NRSRO")  in one of the three  highest  investment  grade rating categories.

         (iv)    DE MINIMIS TRANSACTIONS -- EQUITY SECURITIES

                 Any  equity  Securities  transaction,   or  series  of  related
                 transactions,  involving  shares of common stock and  excluding options, warrants, rights and other derivatives, provided

                 a.   any orders are entered  after  10:00 a.m.  and before 3:00
                      p.m. and are not designated as "market on open" or "market on close";

                 b.   the aggregate value of the  transactions do not exceed (1)
                      $10,000 for  securities  with a market  capitalization  of less than $1 billion;  (2) $25,000 for  securities  with a market  capitalization of $1 billion to $5 billion and (3)
                      $50,000 for  securities  with a market  capitalization  of greater than $5 billion; and

                 c.   the  Access  Person  has  no  actual  knowledge  that  the
                      Security  is being  considered  for  purchase or sale by a
                      Client, that the Security is being purchased or sold by or for the  Client or that the  Security  is the  subject  of significantly new or significantly changed research.

         PLEASE NOTE: Even if your trade  qualifies for a de minimus  exception, you must pre-clear your transaction  with the Compliance  Department in advance of placing the trade.

    (c)  NON-EMPLOYEE ACCESS PERSONS

         The  restrictions  on  Employees  and Access  Persons,  as described in
         Sections  4(a) and 4(b) of this  Code and  Statement,  do not  apply to non-Employee  Access  Persons,  if  at  the  time  of  the  transaction involved,  such  person  has no  actual  knowledge  that  the  Security involved is being considered for purchase or sale.

    (d)  EXTREME HARDSHIP

         In addition to the  exceptions  contained  in Section 5(a) and (b), the
         Compliance  Officer  may, in very  limited  circumstances,  grant other
         exceptions   under  any  Section  of  the  Code  and   Statement  on  a
         case-by-case basis, provided:

         (i)     The   individual   seeking  the  exception   furnishes  to  the
                 Compliance Officer:

                 a.   a written  statement  detailing the efforts made to comply with the  requirement  from which the individual  seeks an exception;

                 b.   a  written  statement   containing  a  representation  and
                      warranty that (1) compliance  with the  requirement  would impose a severe undue  hardship on the  individual and (2)
                      the exception would not, in any manner or degree,  harm or defraud  the  Client or  compromise  the  individual's  or
                      Alliance's fiduciary duty to any Client; and

                 c.   any supporting  documentation  that the Compliance Officer may request;

         (ii)    The   Compliance   Officer   conducts  an  interview  with  the
                 individual  or takes such other  steps the  Compliance  Officer
                 deems   appropriate  in  order  to  verify  that  granting  the
                 exception will not in any manner or degree, harm or defraud the
                 Client or compromise the  individual's or Alliance's  fiduciary duty to any Client; and

         (iii)   The  Compliance  Officer   maintains,   along  with  statements
                 provided by the individual, a written record that contains:

                 a.   the name of the individual;

                 b.   the  specific  requirement  of  Section  4 from  which the individual sought an exception;

                 c.   the name of the Security involved, the number of shares or principal  amount purchased or sold, and the date or dates on which the Securities were purchased or sold;

                 d.   the reason(s) the individual  sought an exception from the requirements of Section 4;

                 e.   the  efforts  the  individual  made  to  comply  with  the requirements of Section 4 from which the individual sought to be excepted; and

                 f.   the  independent  basis upon which the Compliance  Officer believes that the exemption should be granted.

    (e)  Any  Employee or Access  Person who acquires an interest in any private investment  fund  (including a "hedge fund") or any other Security that cannot be purchased  and held in a Personal  Account  shall be excepted from the requirement that all Securities be held in a Personal Account, as described in Section 4(a) of this Code and Statement.  Such Employee or Access  Person shall provide the  Compliance  Officer with a written statement  detailing the reason why such  Security  cannot be purchased and  held in a  Personal  Account.  Transactions  in  these  Securities nevertheless  remain subject to all other requirements of this Code and
         Statement,   including   applicable   private   placement   procedures,
         preclearance requirements and blackout period trading restrictions.

6.  REPORTING

    (a)  INITIAL HOLDINGS REPORTS

         Upon commencement of employment with a member of the Alliance Group, an employee  must  provide an Initial  Holdings  Report to the  Compliance
         Officer disclosing the following:

         (i)     all Securities  beneficially  owned by the employee  (including the title,  number of shares  and/or  principal  amount of each
                 Security beneficially owned);

         (ii)    the name of any  broker-dealer or financial  institution  where the employee maintains a Personal Account; and

         (iii)   the date the report is submitted by the employee.

                 This  report  must be  submitted  no later  than 10 days  after joining Alliance.

    (b)  ANNUAL HOLDINGS REPORTS BY EMPLOYEE ACCESS PERSONS

         Each Access Person must, by January 30 of each year,  provide an annual holdings report to the Compliance Officer disclosing the following:

         (i)     all  Securities   beneficially   owned  by  the  Access  Person
                 (including the title,  number of shares and/or principal amount of each Security beneficially owned);

         (ii)    the name of any  broker-dealer or financial  institution  where the Access Person maintains a Personal Account; and

         (iii)   the date the report is submitted by the Access Person.

                 The  information  must be current as of a date not more than 30 days before the report is submitted. In the event that Alliance already  maintains  a record of the  required  information  via
                 account   statements   received   from  the   Access   Person's
                 broker-dealer, an Access Person may satisfy this requirement by
                 (i)  confirming  in writing  (which  may  include  e-mail)  the accuracy  of the  record  and  (ii)  recording  the date of the confirmation.

    (c)  ACCESS PERSONS WHO ARE NOT EMPLOYEES OF ALLIANCE

         Every Access Person who is not an Employee of Alliance, shall report to the Compliance  Officer the  information  described in Section 6(a) and
         (b) as well as 6(e) below with respect to  transactions in any Security in which  such  Access  Person  has,  or by reason of such  transaction acquires, any Beneficial Ownership in the Security;  provided, however, that such Access  Person is not  required to make a report with respect to  transactions  effected in any account over which the Access  Person does not have any direct or indirect  influence  or control,  including such an account in which an Access Person has any Beneficial Ownership.

    (d)  AFFILIATED AND NON-AFFILIATED DIRECTORS

         As non-employee Access Persons,  affiliated directors are also required to provide the Compliance  Department with the information set forth in
         Sections  6 (a) and 6 (b),  above.  Non-affiliated  directors  are only required to provide the Compliance  Department with the information set forth in Section 6 (e) below.

    (e)  REPORT CONTENTS

         Every report of a non-Employee  Access Person  required by Section 6(c)
         above  shall be in writing  and shall be  delivered  not later than ten days after the end of the calendar  quarter in which a  transaction  to which the report relates was effected,  and shall contain the following information:

         (i)     the  date of the  transaction,  the  title  and the  number  of shares, and the principal amount of each Security involved;

         (ii)    the  nature of the  transaction  (i.e.,  purchase,  sale or any other type of acquisition or disposition);

         (iii)   the price at which the transaction was effected; and

         (iv)    the name of the broker, dealer or bank with or through whom the transaction was effected.

    (f)  REPORT REPRESENTATIONS

         Any such report may  contain a  statement  that the report is not to be construed as an  admission  by the person  making the report that he or she has any direct or indirect Beneficial  Ownership in the Security to which the report relates.

    (g)  MAINTENANCE OF REPORTS

         The  Compliance  Officer  shall  maintain the  information  required by
         Section 6 and such other records, if any, as are required by Rule 17j-1 under the Investment Company Act and Rule 204-2 under the Advisers Act.
         All  reports   furnished   pursuant  to  this   Section  will  be  kept
         confidential,  subject to the rights of  inspection  by the  Compliance
         Officer,  the  Transaction  Compliance  Committee,  the  Securities and
         Exchange  Commission and by other third parties  pursuant to applicable law.

7.  ANNUAL VERIFICATIONS

    Each person subject to this Code and Statement must certify annually that he or she has read and understands this Code and Statement,  recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all personal Securities transactions required to be disclosed or reported by this Code and Statement. Such certificates and reports are to be given to the Compliance Officer.

8.  SANCTIONS

    Upon learning of a violation of this Code and  Statement,  any member of the
    Alliance Group, with the advice of the Compliance  Officer,  may impose such sanctions as it deems appropriate,  including,  among other things, censure, suspension or termination of service.  Individuals  subject to this Code and
    Statement  who fail to  comply  with  this  Code and  Statement  may also be violating the federal  securities  laws or other federal and state laws. Any such person who is suspected of violating this Code and Statement  should be reported immediately to the Compliance Officer.

                                  CERTIFICATION

   I hereby  acknowledge  receipt of the Code of Ethics and  Statement of Policy and  Procedures  Regarding  Personal  Securities  Transactions  (the  "Code  and
Statement") of Alliance Capital Management L.P. and its Subsidiaries.  I certify that I have read and  understand  the Code and Statement and recognize that I am subject  to its  provisions.  I also  certify  that I  have  complied  with  the requirements  of the Code and  Statement  and have  disclosed  or  reported  all personal securities  transactions  required to be disclosed or reported pursuant to the Code and Statement.

                               Name   __________________________________________
                                      (PLEASE PRINT)

                          Signature   __________________________________________

                               Date   __________________________________________